EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We have issued our report dated April 7, 1999 accompanying the consolidated financial statements of Creative Bakeries, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and schedule and to the use of our name as it appears under the caption "Experts."


                                   /s/ Zeller Weiss & Kahn, LLP

                                   ZELLER WEISS & KAHN, LLP

Mountainside, New Jersey
September 7, 1999